SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933
BUFFALO WILD WINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Minnesota	31- 1455915

(State or Other Juris-	(I.R.S. Employer
diction of Incorporation	Identification Number)
or Organization)
5500 Wayzata Boulevard, Suite 1600
Minneapolis, Minnesota 55416
(Address of Principal Executive Office and Zip Code)
Buffalo Wild Wings, Inc. 2003 Equity Incentive Plan
(Full Title of the Plan)
Sally J. Smith
Chief Executive Officer and President
Buffalo Wild Wings, Inc.
5500 Wayzata Boulevard
Suite 1600
Minneapolis, MN 55416
(952) 593-9943
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)
Copies to:
Melodie R. Rose, Esq.
Fredrikson & Byron, P.A.
200 South Sixth Street, Suite 4000
Minneapolis, Minnesota 55402
** Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller Reporting Company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

			Proposed
		Proposed Maximum	Maximum
Title of Securities	Amount to be	Offering Price	Aggregate	Amount of
to be Registered	Registered(1)	Per Share(2)	Offering Price(2)	Registration Fee
Common Stock issuable under the 2003 Equity Incentive Plan	1,000,000 shares	$32.97	$32,970,000.00	$1.295.72
TOTAL:				$1,295.72

(1)	In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein and any additional securities which may become issuable pursuant to anti-dilution provisions of the plans.

(2)	Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant’s Common Stock on May 21, 2008.

SIGNATURES
EXHIBIT INDEX
Opinion of Fredrikson & Byron, P.A.
Consent of Independent Registered Public Accounting Firm

     The purpose of this Registration Statement is to register additional shares for issuance under the Registrant’s 2003 Equity Incentive Plan. The contents of the Registrant’s Registration Statements on Forms S-8, Reg. No. 333-110767 and 333-134513 are incorporated by reference.
SIGNATURES
     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and State of Minnesota, on the 23rd day of May, 2008.

BUFFALO WILD WINGS, INC.
(the “Registrant”)

By	/s/ Sally J. Smith Sally J. Smith, President and Chief Executive Officer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
(Power of Attorney)
     Each of the undersigned constitutes and appoints Sally J. Smith and Mary J. Twinem his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Form S-8 Registration Statement of Buffalo Wild Wings, Inc. relating to the Company’s 2003 Equity Incentive Plan and any or all amendments or post-effective amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on May 23, 2008.

Signature	Title

/s/ Sally J. Smith	Chief Executive Officer, President and
Sally J. Smith	Director (principal executive officer)

/s/ May J. Twinem	Chief Financial Officer and Treasurer
Mary J. Twinem	(principal financial and accounting
officer)

/s/ James M. Damian James M. Damian	Director, Chairman of the Board

/s/ Robert MacDonald Robert MacDonald	Director

/s/ Michael P. Johnson Michael P. Johnson	Director

/s/ Dale M. Applequist Dale M. Applequist	Director

/s/ J. Oliver Maggard J. Oliver Maggard	Director

/s/ Warren E. Mack Warren E. Mack	Director

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
BUFFALO WILD WINGS, INC.
Form S-8 Registration Statement
EXHIBIT INDEX

Exhibit
Number	Exhibit Description
5.1	Opinion of Fredrikson & Byron, P.A. relating to the legality of securities under the 2003 Equity Incentive Plan

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1)

24	Power of Attorney (See Signature Page)